Exhibit 3.33

STATE OF ARIZONA

ARTICLES OF RESTATEMENT

TO THE ARTICLES OF INCORPORATION

OF

DTR TM HOLDINGS, INC.

Pursuant to the provisions of Section 10-1007 of the Arizona Revised Statutes, the undersigned corporation adopts these Articles of Restatement to its Articles of Incorporation:

FIRST: The name of the corporation is DTR TM Holdings, Inc. (the “Corporation”).

SECOND: Attached hereto as Exhibit A is a copy of the Articles of Incorporation of the Corporation fully restated to include all amendments to the Articles of Incorporation through the date of filing of this document.

THIRD: The restatement contains amendments to the Articles of Incorporation requiring shareholder approval. Such approval was obtained, and the aforesaid restatement was adopted by the shareholders of the Corporation effective as of October 30, 2013, in the manner prescribed by Title 10 of the Arizona Revised Statutes.

FOURTH: The number of shares of the Corporation outstanding at the time of such adoption was 6,900 shares of Common Stock, and the number of shares entitled to vote thereon was 6,900 shares of Common Stock.

FIFTH: The number of shares of the Corporation voted for or against such restatement (by unanimous written consent without meeting) was as follows and was sufficient for approval by the shareholders of the Corporation:

NUMBER OF SHARES FOR	NUMBER OF SHARES AGAINST

6,900	-0-

DATED: October 30, 2013.

DTR TM HOLDINGS, INC.

By:	/s/ Owen L. Wilcox
Owen L. Wilcox
Its: Assistant Secretary

2

EXHIBIT A

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

DTR TM HOLDINGS, INC.

The undersigned officer of DTR TM Holdings, Inc., a corporation organized and existing under the laws of the State of Arizona, hereby certifies as follows:

The present name of the corporation is DTR TM Holdings, Inc. (the “Corporation”). The original Articles of Incorporation were filed in the office of the Arizona Corporation Commission on May 8, 1978 under the name of Greenville Doubletree, Inc. These Amended and Restated Articles of Incorporation of the Corporation, which amend and restate the Corporation’s Amended and Restated Articles of Incorporation filed with the Arizona Corporation Commission on October 24, 2007, were duly adopted in accordance with the provisions of Sections 10-1003 and 10-1007 of the Arizona Revised Statutes and by the written consent of its shareholders in accordance with Section 10-704 of the Arizona Revised Statutes.

The Amended and Restated Articles of Incorporation of the Corporation are hereby amended and restated to read in their entirety as follows:

FIRST. The name of the Corporation is DTR TM Holdings, Inc.

SECOND. The registered office and registered agent of the Corporation in the State of Arizona is Corporation Service Company, 2338 West Royal Palm Road, Suite J in the City of Phoenix, County of Maricopa, Arizona 85021.

THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Arizona Revised Statutes or any successor statute.

FOURTH. The total number of shares of capital stock which the Corporation shall have authority to issue is 10,000 shares of common stock, no par value.

FIFTH. The Board of Directors of the Corporation, acting by majority vote, is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation. In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained elsewhere in these Amended and Restated Articles of Incorporation, Bylaws of the Corporation may be adopted, amended or repealed by a majority of the Board of Directors of the Corporation, but any Bylaws adopted by the Board of Directors may be amended or repealed by the shareholders entitled to vote thereon. Election of directors need not be by written ballot.

SIXTH. (a) No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of his or her fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Arizona Revised Statutes as currently in effect or as the same may hereafter be amended. Any repeal or modification of this subsection (a) of this Article SIXTH by the shareholders of the Corporation shall not adversely affect any right or protection of a director, officer or the Corporation existing at the time of such repeal or modification. If the Arizona Revised Statutes are amended after the filing of these Amended and Restated Articles of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Arizona Revised Statutes, as so amended. For purposes of these Amended and Restated Articles of Incorporation, all references to a director or officer shall be references to any current or former directors or officers of the Corporation.

(b) The Corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, claim, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other entity, against all claims, losses, liabilities, expenses (including attorneys’ fees and disbursements), damages, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the fullest extent permitted under the Arizona Revised Statutes, and the Corporation may adopt Bylaws or enter into agreements with any such person for the purpose of providing for such indemnification.

(c) To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph (b) of this Article SIXTH, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by such person in connection therewith.

(d) Expenses (including attorneys’ fees and disbursements) incurred by an officer or director in defending or testifying in a civil, criminal, administrative or investigative action, claim, suit or proceeding by reason of the fact that such person is or was an officer or director of the Corporation (or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise) shall be paid by the Corporation in advance of the final disposition of such action, claim, suit or proceeding within ten business days of the Corporation’s receipt of a request for advancement of such expenses from such director or officer and, to the extent required by law, upon receipt of an undertaking by or on behalf of any such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation against such expenses as authorized by the relevant sections of the Arizona Revised Statutes, and the Corporation may adopt Bylaws or enter into agreements with such persons for the purpose of providing for such advances.

(e) The indemnification permitted by this Article SIXTH shall not be deemed exclusive of any other rights to which any person may be entitled under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding an office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person. To assure indemnification under this Article SIXTH of all current and former directors and officers who are determined by the Corporation or otherwise to be or to have been “fiduciaries” of any employee benefit plan of the Corporation which may exist from time to time, Section 10-850 of the Arizona Revised Statutes shall, for the purposes of this Article SIXTH, be interpreted as follows: “employee benefit plan” shall be deemed to include such an employee benefit plan, including without limitation, any plan of the Corporation which is governed by the Act of Congress entitled “Employee Retirement Income Security Act of 1974,” as amended from time to time; the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; and excise taxes assessed on a person with respect to an employee benefit plan pursuant to such Act of Congress shall he deemed “fines.”

(f) The Corporation shall have the power to purchase and maintain insurance to protect itself and any person who is or was a director, officer, employee or agent of the Corporation, or while a director, officer, employee or agent of the Corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other entity against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the Arizona Revised Statutes or the provisions of this Article SIXTH or otherwise.

SEVENTH. Except as otherwise agreed in writing between such director and the Corporation, or as provided below, to the fullest extent permitted by law, except as may be otherwise agreed in writing between such director and the Corporation, (a) no director of the Corporation shall have any duty (fiduciary or otherwise) or obligation, if any, to refrain from (i) engaging in the same or similar activities or lines of business as the Corporation or any of its subsidiaries or (ii) doing business with any client, customer or vendor of the Corporation or any of its subsidiaries, including, in the cases of clauses (i) or (ii), any such matters as may be Corporate Opportunities (as defined below); and (b) no officer, director or employee thereof shall be deemed to have breached any duty (fiduciary or otherwise), if any, to the Corporation or any of its subsidiaries or shareholders solely by reason of any director of the Corporation engaging in any such activity or entering into such transactions, including any Corporate Opportunities. “Corporate Opportunity” means any potential transaction, investment or business opportunity or prospective economic or competitive advantage in which the Corporation or any of its subsidiaries could have any expectancy or interest.

Without limiting the foregoing, the Corporation and its subsidiaries shall have no interest or expectation in, nor right to be informed of, any Corporate Opportunity, and in the event that any director of the Corporation acquires knowledge of a potential transaction or matter which may be a Corporate Opportunity, such director shall, to the fullest extent permitted by law, have no duty (fiduciary or otherwise) or obligation to communicate or offer such Corporate

Opportunity to the Corporation or any of its subsidiaries or to any other director of the Corporation and shall not, to the fullest extent permitted by law, be liable to the Corporation or any of its subsidiaries or shareholders for breach of any fiduciary duty as a director or officer of the Corporation or any of its subsidiaries solely by reason of the fact that any director of the Corporation acquires or seeks such Corporate Opportunity for itself, directs such Corporate Opportunity to another individual, partnership, joint venture, corporation, association, joint stock company, limited liability company, trust, unincorporated organization or government or a department or agency or political subdivision thereof, or otherwise does not communicate information regarding such Corporate Opportunity to the Corporation or its subsidiaries, and the Corporation and its subsidiaries, to the fullest extent permitted by law, waive and renounce any claim that such business opportunity constituted a Corporate Opportunity that should have been presented to the Corporation or its subsidiaries; provided that if an opportunity is expressly communicated to a director of the Corporation in his or her capacity as a director as an opportunity intended exclusively for the Corporation or its subsidiaries (hereinafter called an “Identified Corporate Opportunity”), such Identified Corporate Opportunity shall belong to the Corporation and its subsidiaries and, unless the Corporation notifies the shareholders that neither the Corporation nor any of its subsidiaries intend to pursue such Identified Corporate Opportunity.